EXHIBIT 23



                  Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-20774, 33-22136, 33-40561, 33-41671, 33-58701, 33-72328 and 33-07365) of Structural
Dynamics Research Corporation of our report dated January 24, 1997 appearing on page 38 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 13 of such Annual Report on Form 10-K.



/S/ Price Waterhouse LLP

Price Waterhouse LLP

Cincinnati, Ohio
March 24, 1997